SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549




                               FORM 8-K

                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of Earliest Event Reported): February 16, 2001


                       CAVION TECHNOLOGIES, INC.
        (Exact Name of Registrant as Specified in its Charter)



      COLORADO                 0-27055                 84-1472763
(State of Incorporation)   (Commission File         (IRS Employer ID
                               Number)                  Number)


                       6446 South Kenton Street
                       Englewood, Colorado 80111
               (Address of Principal Executive Offices)




                            (720) 875-1900
                    (Registrant's Telephone Number,
                         including Area Code)





ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     On February 23, 2001, Cavion Technologies, Inc. (the "Company") issued the press release attached as Exhibit 99.1 to this report and incorporated herein by reference. The number of shares outstanding of the Company's common stock on that date was 5,032,599, and no shares have been reserved for future issuance in respect of claims and interests filed in connection with the Company's bankruptcy.



ITEM 5.  OTHER EVENTS

     The three remaining members of the Company's board of directors are expected to resign shortly which information was included in the press release attached as Exhibit 99.1 to this report and incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits

     (a)  None

     (b)  None

     (c)  Exhibits.

          99.1      Press Release dated February 23, 2001



Date:  February 23, 2001           CAVION TECHNOLOGIES, INC.



                                   By:/s/David J. Selina
                                      David J. Selina, President